Exhibit 99.1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

OAKLAND DIVISION

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IN RE ACCURAY, INC. SHAREHOLDER	)	Lead Case No. C 09 05580 CW
DERIVATIVE LITIGATION	)
	)	NOTICE OF SETTLEMENT
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This Document Relates To:	)
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ALL ACTIONS	)
)

TO:                          ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF ACCURAY, INC. (“ACCURAY” OR THE “COMPANY”) COMMON STOCK.

IF YOU ARE A CURRENT OWNER OF ACCURAY COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

PLEASE TAKE NOTICE that the above-captioned shareholder derivative litigation (“Federal Derivative Action”) pending in the U.S. District Court for the Northern District of California (the “Court”), is being settled on the terms set forth in a Stipulation of Settlement dated March 11, 2011 (the “Stipulation”).  This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which is available from Plaintiffs’-Appellants’ Counsel listed below and on Accuray’s website at www.Accuray.com.  All capitalized terms herein have the same meanings as set forth in the Stipulation.

PLEASE TAKE FURTHER NOTICE that on May 5, 2011 at 2:00 p.m., a hearing (the “Settlement Hearing”) will be held before Judge Claudia Wilken of the U.S. District Court for the Northern District of California, Oakland Division, at 1301 Clay Street, Courtroom 2, Fourth Floor, Oakland, California 94612, to determine: (1) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (2) whether the manner and form of Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (3) whether the Federal Derivative Action should be dismissed with prejudice; (4) whether all Released Claims against the Released Persons should be fully and finally released; (5) whether the payment of Plaintiffs’-Appellants’ Counsel’s and Demand Shareholder Counsel’s attorneys’ fees, costs, and expenses in the amount of $800,000 (the “Fee and Expense Award”) should be approved;  (6) whether the Plaintiffs should each receive a total incentive award of $1,000, payable out of the Fee and Expense Award; and (7) such other matters as the Court may deem appropriate.

The Federal Derivative Action was brought derivatively on behalf of Accuray against certain current and former officers and directors of the Company for, among other claims, alleged breaches of fiduciary duties.  On August 31, 2010, the Court granted Defendants’ motion to dismiss the Federal Derivative Action, with leave to amend.  On September 27, 2010, Plaintiffs filed a notice of their intent not to file an amended complaint.   On October 6, 2010, the Court dismissed the Federal Derivative Action and entered judgment.  Plaintiffs Beebe, Borrelli, and Israni then filed a notice of appeal (the “Appeal”) on November 8, 2010 with the U.S. Court of Appeals for the Ninth Circuit.  On March 16, 2011, pursuant to the proposed Settlement the Ninth Circuit dismissed the Appeal without prejudice.

Plaintiff Bachinski, who was not part of the Appeal, separately made the Demand under Delaware Court of Chancery Rule 23.1 on December 1, 2010.  Defendants expressly have denied and continue to deny each and all of the claims and contentions raised by the Plaintiffs in the Federal Derivative Action and the Demand.

A proposed Settlement of the Federal Derivative Action, the Appeal, and the Demand has been reached, subject to Court approval.  The terms of the Settlement provide, in part, for releases of Released Claims against Released Persons, and for the adoption and implementation of certain Corporate Governance Measures designed to address the allegations in the Federal Derivative Action, including, but not limited to, policies pertaining to officer and director compensation and the Company’s public disclosures.

If you are a current shareholder of Accuray common stock and you wish to object or to appear at the Settlement Hearing to show cause regarding why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or why the Fee and Expense Award should not be awarded, you must file a written objection or notice of intent to appear on or before April 14, 2011, stating all supporting bases and reasons for the objections, proof of current ownership of Accuray stock, as well as documentary evidence of when such stock ownership was acquired, and any documents or other evidence you wish the Court to consider, with the Court at the following address:

Clerk of the Court

U.S. District Court for the Northern District of California

Oakland Division

1301 Clay Street

Oakland, CA 94612

To object and/or appear at the Settlement Hearing, you must also send a copy of such material so that it is received on or before April 14, 2011 by counsel to the Settling Parties’ as follows:

Marc M. Umeda Kevin A. Seely ROBBINS UMEDA LLP 600 B Street, Suite 1900 San Diego, CA 92101 Telephone: (619) 525-3990 Facsimile: (619) 525-3991 Co-Lead Counsel for Plaintiffs-Appellants	Joe Kendall KENDALL LAW GROUP 3232 McKinney, Suite 700 Dallas, TX 75204 Telephone: (214) 744-3000 Facsimile: (214) 744-3015 Co-Lead Counsel for Plaintiffs- Appellants

William B. Federman FEDERMAN & SHERWOOD 10205 N. Pennsylvania Avenue Oklahoma City, 73120 Telephone: (405) 235-1560 Facsimile: (405) 239-2112 Additional Counsel for Plaintiffs- Appellants	Frank J. Johnson JOHNSON BOTTINI, LLP 501 West Broadway, Suite 1720 San Diego, CA 92101 Telephone: (619) 230-0063 Facsimile: (619) 238-0622 Counsel for Demand Shareholder

Ignacio E. Salceda WILSON SONSINI GOODRICH & ROSATI, P.C. 650 Page Mill Road Palo Alto, CA 94304 Telephone: (650) 493-9300 Facsimile: (650) 565-5100 Counsel for Defendants

Any shareholder who does not make an objection in the manner provided above shall be deemed to have waived any such objection if the Court approves the proposed Settlement.

DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE.